EXHIBIT 23.1


FERLITA, WALSH & GONZALEZ, P.A.
Certified Public Accountants


Sam E. Ferlita, C.P.A.                        MEMBERS:
Vincent E. Walsh, C.P.A.                      American Institute of C.P.A.'s
Fremont John Gonzalez, III, C.P.A.            S.E.C. and Private Companies
                                                Practice Section
                                              Florida Institute of C.P.A.'s





             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement of Odyssey Marine Exploration, Inc. and Subsidiaries on Form S-3 of our report dated February 16, 2005, which appears on page F-1 of the Annual Report on Form 10-KSB and related amendments of Odyssey Marine Exploration, Inc. and Subsidiaries for the year ended December 31, 2004 and to the reference to our Firm under the caption "Experts" in the Prospectus.


/s/ Ferlita, Walsh & Gonzalez, P.A.

Ferlita, Walsh & Gonzalez, P.A.
Certified Public Accountants
Tampa, Florida


September 12, 2005















                     3302 Azeele Street, Tampa, FL  33609
                     (813) 877-9609 - Fax: (813) 875-4477